EX-23.1
                        CONSENT OF H J & ASSOCIATES, LLC

                              H J & ASSOCIATES, LLC

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------


         We hereby consent to the use of our audit report dated April 7, 2001 in this Form SB-2 of Medisys Technologies, Inc. for the year December 31, 2000, which is part of this Form SB-2 and all references to our firm included in this Form SB-2.

By: /s/ HJ & Associates, LLC
----------------------------
        HJ & Associates, LLC

Salt Lake City, Utah
June 21, 2001


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